AGREEMENT FOR DEFERRAL OF 1996 ANNUAL AND SPECIAL CASH BONUS


     Ralston Purina Company ("Company") and         agree that, of the $

Annual Bonus and $        Special Bonus  awarded to Participant  under the  1996

Annual and Special Cash Bonus Award Program, $             shall  be  deferred,

effective November 1, 1996, as requested by Participant, into the option or options available under the Deferred Compensation Plan for Key Employees ("Plan"), which is attached hereto as Exhibit A and incorporated by reference herein.

     Pursuant to Participant's request, the following amounts have been deferred for Participant in the manner set forth below:

     (1)  Equity Option -


          (a)  $     in  a Deferred  Stock Equivalent  Account in  Participant's

               name under the Equity Option as set forth in Section 2.2 of the Plan.

          (b)  $     in  a Deferred  Stock Equivalent  Account in  Participant's

               name representing Company Matching Deferral (25% of amount listed in 1(a) above) as set forth in Section 2.2(b) of the Plan.

     (2)  Short-Term Variable Interest Option -   $      in   a  Deferred   Cash

          Account in Participant's name under the Variable Interest Option as set forth in Section 2.3 of the Plan; provided, however, that, notwithstanding any provision to the contrary contained in the Plan, amounts attributable to deferrals into the Short-Term Variable Interest Option shall be paid to Participant in January 1997.

     (3)  Long-Term Variable Interest Option -  $  in a Deferred Cash Account in

          Participant's name under the Variable Interest Option as set forth  in
          Section 2.3 of the Plan.

     Participant's deferral hereunder is pursuant to the Plan and is subject in all respects to the terms and conditions of this Agreement and of the Plan. No other communications or representations, written or oral, made prior or subsequent to this Agreement shall be deemed to amend or modify the terms of this deferral except by an agreement in writing executed by the parties subsequent to the date of this Agreement, expressly consenting to such amendment or modification. Participant hereby waives any rights, and releases Company from any claim, based on any such prior communications or representations, if any.

ACCEPTED:                          RALSTON PURINA


                                   By:
     Participant                        C. S. Sommer
                                        Vice President and
                                        Director, Administration



     Date